BY-LAWS
                                       of
                 TEMPLETON SMALLER COMPANIES GROWTH FUND, INC.

BY-LAW-ONE:  NAME OF COMPANY, LOCATION OF OFFICES AND SEAL.
                  ARTICLE 1.1.  NAME.  The name of the Company is
Templeton Smaller Companies Growth Fund, Inc.
                  ARTICLE 1.2. PRINCIPAL OFFICES. The principal office of the Company in the State of Maryland shall be located in Baltimore, Maryland. The Company may, in addition, establish and maintain such other offices and places of business within or outside the State of Maryland as the Board of Directors may from time to time determine.
                  ARTICLE 1.3. SEAL. The corporate seal of the Company shall be circular in form and shall bear the name of the Company, the year of its incorporation, and the words "Corporate Seal, Maryland." The form of the seal shall be subject to alteration by the Board of Directors and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. Any officer or Director of the Company shall have authority to affix the corporate seal of the Corporation to any document requiring the same.

BY-LAW-TWO:  STOCKHOLDERS.

                  ARTICLE 2.1. PLACE OF MEETINGS.  All meetings of the

Stockholders shall be held at such place within the United

States, whether within or outside the State of Maryland as the



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 Board of Directors shall determine,  which shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.
                  ARTICLE 2.2. ANNUAL MEETING. The annual meeting of the Stockholders of the Company shall be held on a date between January 15 and February 15 of every year, as fixed from time to time by the Board of Directors, at which time the Stockholders shall elect a Board of Directors by a plurality vote, and transact such other business as may properly come before the meeting. Any business of the Company may be transacted at the annual meeting without being specially designated in the notice except as otherwise provided by statute or by the Articles of Incorporation or these By-Laws.
                  ARTICLE  2.3.  SPECIAL  MEETINGS.   Special  meetings  of  the
Stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by resolution of the Board of Directors or by the President, and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors or at the request in writing by Stockholders owning 25% in amount of the entire capital stock of the Company issued and outstanding at the time of the call. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at special meetings shall be confined to the objects stated in the call.
                  ARTICLE 2.4. NOTICE. Written notice of every meeting of Stockholders, stating the purpose or purposes for which the


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meeting is called,  the time when and the place where it is to be held, shall be served, either personally or by mail, not less than ten nor more than ninety days before the meeting, upon each Stockholder as of the record date fixed for the meeting and who is entitled to vote at such meeting. If mailed (1) such notice shall be directed to a Stockholder at his address as it shall appear on the books of the Company (unless he shall have filed with the Transfer Agent of the Company a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request) and (2) such notice shall be deemed to have been given as of the date when it is deposited in the United States mail with first class postage thereon prepaid. Irregularities in the notice or in the giving thereof, as well as the accidental omission to give notice of any meeting to, or the non-receipt of any such notice by, any of the Stockholders shall not invalidate any action otherwise properly taken by or at any such meeting.
                  ARTICLE 2.5. QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by statute, by the Articles of Incorporation or by these By-Laws. If a quorum shall not be present or represented, the Stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to


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time,  without notice other than  announcement at the meeting to a date not more than 120 days after the original record date until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.
                  ARTICLE 2.6. VOTE OF THE MEETING. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock entitled to vote thereat present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provisions of applicable statutes, of the Articles of Incorporation, or of these By-Laws, a different vote is required, in which case such express provisions shall govern and control the decision of such question.
                  ARTICLE 2.7. VOTING RIGHTS OF STOCKHOLDERS. Each Stockholder of record having the right to vote shall be entitled at every meeting of the Stockholders of the Company to one vote for each share of stock having voting power standing in the name of such Stockholder on the books of the Company on the record date fixed in accordance with Article 6.5 of these By-Laws, with pro-rata voting rights for any fractional shares, and such votes may be cast either in person or by written proxy.
                  ARTICLE 2.8. PROXIES. Every proxy must be executed in writing by the Stockholder or by his duly authorized attorney-in-fact.
No proxy shall be valid after the expiration of eleven months from the


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date of its execution unless it shall have specified therein its duration. Every proxy shall be revocable at the pleasure of the person executing it or of his personal representatives or assigns. Proxies shall be delivered prior to the meeting to the Secretary of the Company or to the person acting as Secretary of the meeting before being voted. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Company receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Stockholder shall be deemed valid unless challenged at or prior to its exercise.
                  ARTICLE 2.9. STOCK LEDGER AND LIST OF STOCKHOLDERS. It shall be the duty of the Secretary or Assistant Secretary of the Company to cause an original or duplicate stock ledger to be maintained at the office of the Company's transfer agent.
                  ARTICLE 2.10. ACTION WITHOUT MEETING. Any action to be taken by Stockholders may be taken without a meeting if (1) all Stockholders entitled to vote on the matter consent to the action in writing, (2) all Stockholders entitled to notice of the meeting but not entitled to vote at it sign a written waiver of any right to dissent and (3) said consents and waivers are filed with the records of the meetings of Stockholders. Such consent shall be treated for all purposes as a vote of the meeting.

BY-LAW-THREE: DIRECTORS.
                  ARTICLE 3.1. BOARD OF 3 TO 15 DIRECTORS. The Board of Directors shall consist of not less than three (3) nor more than fifteen (15) Directors, all of whom shall be of full age and at least 40% of


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whom shall be persons who are not  interested  persons of the Company as defined in the Investment Company Act of 1940. Directors shall be elected at each annual meeting of the Stockholders and each Director shall be elected to serve for one year and until his successor shall be elected and shall qualify or until his earlier death, resignation or removal. Directors need not be Stockholders. The Directors shall have power from time to time, and at any time when the Stockholders as such are not assembled in a meeting, regular or special, to increase or decrease their own number. If the number of Directors be increased, the additional Directors may be elected by a majority of the Directors in office at the time of the increase. If such additional Directors are not so elected by the Directors in office at the time they increase the number of places on the Board, or if the additional Directors are elected by the existing Directors, prior to the first meeting of the Stockholders of the Company, then in either of such events the additional Directors shall be elected or reelected by the Stockholders at their next annual meeting or at an earlier special meeting called for that purpose.
                  The number of Directors may also be increased or decreased by vote of the Stockholders at any regular or special meeting called for that purpose. In the event the Stockholders should vote a decrease in the number of Directors, they shall determine by a majority vote at such meeting which of the Directors shall be removed and which of the then existing vacancies on the Board shall be eliminated. If the Stockholders vote an increase in the Board they shall by plurality vote elect Directors to the newly created places as well as fill any then existing vacancies on the Board.
                  The Board of Directors may elect, but shall not be required


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to elect, a Chairman of the Board who must be a Director.
                  ARTICLE 3.2. VACANCIES. If the office of any Director or Directors becomes vacant for any reason (other than an increase in the number of places on the Board as provided in Article 3.1), the Directors in office, although less than a quorum, shall continue to act and may, by a majority vote, choose a successor or successors, who shall hold office for the unexpired term in respect to which such vacancy occurred or until the next election of Directors (if immediately after filling any such vacancy at least two-thirds of the Directors then holding office shall have been elected by the Stockholders), or any vacancy may be filled by the Stockholders at any meeting thereof.
                  ARTICLE 3.3. MAJORITY TO BE ELECTED BY STOCKHOLDERS. If at any time, less than a majority of the Directors in office shall consist of Directors elected by Stockholders, a meeting of the Stockholders shall be called within 60 days for the purpose of electing an entire new Board of Directors (unless the Securities and Exchange Commission or any court of competent jurisdiction shall by order extend such period), and the terms of office of the Directors then in office shall terminate upon the election and qualification of such new Board of Directors.
                  ARTICLE 3.4. REMOVAL. At any meeting of Stockholders duly called and at which a quorum is present, the Stockholders may, by the affirmative votes of the holders of a majority of the votes entitled to be cast thereon, remove any director or directors from office, with or without cause, and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of the removed Directors.
                  ARTICLE 3.5. POWERS OF THE BOARD. The business of this Company shall be managed under the direction of its Board of Directors which may exercise or give authority to exercise all powers of the


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Company and do all such  lawful  acts and things as are not by  statute,  by the
Articles of Incorporation or by these By-Laws required to be exercised or done by the Stockholders.
                  ARTICLE 3.6. PLACE OF MEETINGS. The Directors may hold their meetings at the principal office of the Company, or at such other places, either within or without the State of Maryland, as they may from time to time determine.
                  ARTICLE 3.7. REGULAR MEETINGS. Regular meetings of the Board may be held at such date and time as shall from time to time be determined by resolution of the Board.
                  ARTICLE 3.8. SPECIAL MEETINGS. Special meetings of the Board may be called by order of the President on one day's notice given to each Director either in person or by mail, telephone, telegram, cable or wireless to each Director at his residence or regular place of business. Special meetings will be called by the President or Secretary in a like manner on the written request of a majority of the Directors.
                  ARTICLE 3.9. QUORUM OF ONE-THIRD. At all meetings of the Board the presence of one-third of the entire number of Directors then in office (but not less than two Directors) shall be necessary to constitute a quorum and sufficient for the transaction of business, and any act of a majority present at a meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Articles of Incorporation or by these By-Laws. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
                  ARTICLE 3.10. INFORMAL ACTION BY DIRECTORS AND COMMITTEES.


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Any action  required  or  permitted  to be taken at any  meeting of the Board of
Directors or of any committee thereof may, except as otherwise required by statute, be taken without a meeting if a written consent to such action is signed by all members of the Board, or of such committee, as the case may be and filed with the minutes of the proceedings of the Board or committee. Subject to the Investment Company Act of 1940, members of the Board of Directors or a committee thereof may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.
                  ARTICLE 3,11. EXECUTIVE COMMITTEE. There may be an Executive Committee of two or more Directors appointed by the Board who may meet at stated times or on notice to all by any of their own number. The Executive Committee shall consult with and advise the Officers of the Company in the management of its business and exercise such powers of the Board of Directors as may be lawfully delegated by the Board of Directors. Vacancies shall be filled by the Board of Directors at any regular or special meeting. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board when required.
                  ARTICLE 3.12. OTHER COMMITTEES. The Board of Directors, by the affirmative vote of a majority of the entire Board, may appoint other committees which shall in each case consist of such number of members (not less than two) and shall have and may exercise, to the extent permitted by law, such powers as the Board may determine in the resolution appointing them. A majority of all members of any such committee may determine its action, and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The


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Board of  Directors  shall have power at any time to change the members  and, to the extent permitted by law, the powers of any such committee, to fill vacancies, and to discharge any such committee.
                  ARTICLE 3.13. ADVISORY BOARD. There may be an Advisory Board of any number of individuals appointed by the Board of Directors who may meet at stated times or on notice to all by any of their own number or by the President. The Advisory Board shall be composed of Stockholders or representatives of Stockholders. The Advisory Board will have no power to require the Company to take any specific action. Its purpose shall be solely to consider matters of general policy and to represent the Stockholders in all matters except those involving the purchase or sale of specific securities. A majority of the Advisory Board, if appointed, must consist of Stockholders who are not otherwise affiliated or interested persons of the Company or of any affiliate of the Company as those terms are defined in the Investment Company Act of 1940.
                  ARTICLE 3.14. COMPENSATION OF DIRECTORS. The Board may, by resolution, determine what compensation and reimbursement of expenses of attendance at meetings, if any, shall be paid to Directors in connection with their service on the Board. Nothing herein contained shall be construed to preclude any Director from serving the Company in any other capacity or from receiving compensation therefor.

BY-LAW-FOUR:  OFFICE.
                  ARTICLE 4.1. OFFICERS. The Officers of the Company shall be fixed by the Board of Directors and shall include a President, a Vice-President, a Secretary and a Treasurer. Any two of the aforesaid offices, except those of President and Vice President, may be held by the same person.


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                  ARTICLE 4.2. APPOINTMENT OF OFFICERS. The Directors,  at their first meeting after each annual meeting of Stockholders, shall appoint a President and the other Officers who need not be members of the Board.
                  ARTICLE 4.3. ADDITIONAL OFFICERS. The Board, at any regular or special meeting, may appoint such other Officers and agents as it shall deem necessary who shall exercise such powers and perform such duties as shall be determined from time to time by the Board.
                  ARTICLE 4.4. SALARIES OF OFFICERS. The salaries of all Officers of the Company shall be fixed by the Board of Directors.
                  ARTICLE 4.5. TERM, REMOVAL, VACANCIES. The Officers of the Company shall hold office for one year and until their successors are chosen and qualify in their stead. Any Officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Directors. If the office of any Officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.
                  ARTICLE 4.6. PRESIDENT. The President shall be the chief executive officer of the Company; he shall preside at all meetings of the Stockholders and Directors; he shall, subject to the supervision of the Board of Directors, have general responsibility for the management of the business of the Company and shall see that all orders and resolutions of the Board are carried into effect.
                  ARTICLE 4.7. VICE-PRESIDENT. The Vice-President (senior in service) in the absence or disability of the President shall perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors shall prescribe.



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                  ARTICLE 4.8.  TREASURER.  The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Directors at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Company.
                  Any Assistant Treasurer may perform such duties of the Treasurer as the Treasurer of the Board of Directors may assign, and, in the absence of the Treasurer, he may perform all the duties of the Treasurer.
                  ARTICLE 4.9. SECRETARY. The Secretary shall attend meetings of the Board and meetings of the Stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the Executive Committee of the Board when required. He shall give or cause to be given notice of all meetings of Stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors. He shall keep in safe custody the seal of the Company and affix it to any instrument when authorized by the Board of Directors.
                  Any Assistant Secretary may perform such duties of the Secretary as the Secretary or the Board of Directors may assign, and, in the absence of the Secretary, may perform all the duties of the Secretary.


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                  ARTICLE  4.10.  SUBORDINATE  OFFICERS.  The Board of Directors
from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board of Directors may determine. The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.
                  ARTICLE 4.11. SURETY BONDS. The Board of Directors may require any officer or agent of the Company to execute a bond (including, without limitation, any bond required by the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission) to the Company in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his duties to the Company, including responsibility for negligence and for the accounting of any of the Company's property, funds or securities that may come into his hands.

BY-LAW-FIVE: GENERAL PROVISIONS.
                  ARTICLE 5.1. WAIVER OF NOTICE. Whenever by statute, the provisions of the Articles of Incorporation or these By-Laws, the Stockholders or the Board of Directors are authorized to take any action at any meeting after notice, such notice may be waived, in writing, before or after the holding of the meeting, by the person or persons entitled to such notice, or, in the case of a Stockholder, by his attorney thereunto authorized.
                  ARTICLE 5.2. INDEMNITY.


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                  a) The  Company  shall  indemnify,  or make  advances  to, any present or past Director, Officer, agent or employee of the Company made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of service in that capacity (or present or past service, at the request of the Company, as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan), to the fullest extent and in the manner provided by Maryland law and the Investment Company Act of 1940, as they may be amended.
                  b) The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Company or who, while a director, officer, employee, or agent of the Company, is or was serving at the request of the Company as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position; provided, that no insurance may be purchased which would indemnify any Director or Officer of the Company against any liability to the Company or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.
                  ARTICLE 5.3. CHECKS. All checks or demands for money and notes of the Company shall be signed by such Officer or Officers or such other person or persons as the Board of Directors may from time to time designate.


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                  ARTICLE 5.4. FISCAL YEAR.  The fiscal year of the Company
shall be determined by resolution of the Board of Directors.
                  ARTICLE 5.5.  ACCOUNTANT.
                  (a) The Company shall employ an independent public accountant or a firm of independent public accountants as its Accountant to examine the accounts of the Company and to sign and certify financial statements filed by the Company. The Accountant's certificates and reports shall be addressed both to the board of Directors and to the Stockholders. The employment of the Accountant shall be conditioned upon the right of the Company to terminate the employment forthwith without any penalty by vote of a majority of the outstanding voting securities at any Stockholders' meeting called for that purpose.
                  (b) A majority of the members of the Board of Directors who are not interested persons (as such term is defined in the Investment Company Act of 1940, as amended) of the Company shall select the Accountant at any meeting held within 30 days before or after the beginning of the fiscal year of the Company or before the annual Stockholders' meeting in that year. Such selection shall be submitted for ratification or rejection at the next succeeding annual Stockholders' meeting. If such meeting shall reject such selection, the Accountant shall be selected by majority vote of the Company's outstanding voting securities, either at the meeting at which the rejection occurred or at a subsequent meeting of Stockholders called for that purpose.
                  (c) Any vacancy occurring between annual meetings, due to the resignation of the Accountant, may be filled by the vote of a majority of the members of the Board of Directors who are not interested persons.


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BY-LAW-SIX: CERTIFICATES OF STOCK.
                  ARTICLE 6.1. CERTIFICATES OF STOCK. The interest of each Stockholder of the Company shall be evidenced by certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. The certificates shall be numbered and entered in the books of the Company as they are issued. They shall exhibit the holder's name and the number of shares and no certificate shall be valid unless it has been signed by the President or a Vice-President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and bears the corporate seal. Such seal may be a facsimile, engraved or printed. Where any such certificate is signed by a Transfer Agent or by a Registrar, the signatures of any such officer may be facsimile, engraved or printed. In case any of the Officers of the Company whose manual or facsimile signature appears on any stock certificate delivered to a Transfer Agent of the Company shall cease to be such Officer prior to the issuance of such certificate, the Transfer Agent may nevertheless countersign and deliver such certificate as though the person signing the same or whose facsimile signature appears thereon had not ceased to be such Officer, unless written instructions of the Company to the contrary are delivered to the Transfer Agent.
                  ARTICLE 6.2. LOST, STOLEN OR DESTROYED CERTIFICATES. The Board of Directors, or the President together with the Treasurer or Secretary may direct a new certificate to be issued in place of any certificate theretofore issued by the Company, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, or by his legal representative. When authorizing such issue of a new certificate, the Board of Directors, or the


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President and Treasurer or Secretary,  may, in its or their  discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it or they shall require and/or give the Company a bond in such sum and with such surety or sureties as it or they may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed or such newly issued certificate.
                  ARTICLE 6.3. TRANSFER OF STOCK. Shares of the Company shall be transferable on the books of the Company by the holder thereof in person or by his duly authorized attorney or legal representative upon surrender and cancellation of a certificate or certificates for the same number of shares of the same class, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, with such proof of the authenticity of the signature as the Company or its agents may reasonably require. The shares of stock of the Company may be freely transferred, and the Board of Directors may, from time to time, adopt rules and regulations with reference to the method of transfer of the shares of stock of the Company.
                  ARTICLE 6.4. REGISTERED HOLDER. The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by statute.
                  ARTICLE 6.5. RECORD DATE. The Board of Directors may fix a time not less than 10 nor more than 90 days prior to the date of any


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meeting of Stockholders or prior to the last day on which the consent or dissent of Stockholders may be effectively expressed for any purpose without a meeting, as the time as of which Stockholders entitled to notice of and to vote at such a meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined; and all persons who were holders of record of voting stock at such time and no other shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be. If no record date has been fixed, the record date for the determination of Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be the later of the close of business on the day on which notice of the meeting is mailed or the thirtieth day before the meeting, or, if notice is waived by all Stockholders, at the close of business on the tenth day next preceding the day on which the meeting is held. The Board of Directors may also fix a time not exceeding 90 days preceding the date fixed for the payment of any dividend or the making of any distribution, or for the delivery of evidences of rights, or evidences of interests arising out of any change, conversion or exchange of capital stock, as a record time for the determination of the Stockholders entitled to receive any such dividend, distribution, rights or interests.
                  ARTICLE 6.6. STOCK LEDGERS. The stock ledgers of the Company, containing the names and addresses of the Stockholders and the number of shares held by them respectively, shall be kept at the principal offices of the Company or, at the offices of the transfer agent of the Company or at such other location as may be authorized by the Board of Directors from time to time.
                  ARTICLE 6.7. TRANSFER AGENTS AND REGISTRARS.  The Board of


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Directors  may from  time to time  appoint  or  remove  transfer  agents  and/or registrars of transfers of shares of stock of the Company, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made all certificates representing shares of capital stock thereafter issued shall be countersigned by one of such transfer agents or by one of such
registrars   of  transfers  or  by  both  and  shall  not  be  valid  unless  so countersigned. If the same person shall be both transfer agent and registrar, only one countersignature by such person shall be required.

BY-LAW-SEVEN: CAPITAL STOCK.
                  ARTICLE 7.1. DIVIDENDS. Dividends upon the capital stock of the Company, subject to any provisions of the Certificate of Incorporation relating thereto, may be declared by the Board of Directors at any regular or special meeting, pursuant to law.
                  ARTICLE 7.2. RESERVE BEFORE DIVIDENDS. Before payment of any dividend, there may be set aside out of the net profits of the Company available for dividends such sum or sums as the Directors from time to time in their absolute discretion think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purpose as the Directors shall think conducive to the interests of the Company, and the Directors may modify or abolish any such reserve in the manner in which it was created.
                  ARTICLE 7.3. NO PREEMPTIVE RIGHTS. Shares of stock shall not possess preemptive rights to purchase additional shares of stock when offered.
                  ARTICLE 7.4. FRACTIONAL SHARES.  Fractional shares entitle


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the holder to the same voting and other rights and privileges as whole shares on a pro-rata basis.

BY-LAW-EIGHT: AMENDMENTS.
                  ARTICLE 8.1. BY STOCKHOLDERS. By-Laws may be adopted, amended or repealed, by vote of the holders of a majority of the Company's stock, as defined by the Investment Company Act of 1940, at any annual or special meeting of the Stockholders at which a quorum is present or represented, provided notice of the proposed amendment shall have been contained in the notice of the meeting.
                  ARTICLE 8.2. BY DIRECTORS. The Directors may adopt, amend or repeal any By-Law by majority vote of all of the Directors in office at any regular meeting, or at any special meeting if notice of the proposed By-Law, amendment or repeal shall have been included in the notice of such meeting.



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